EXHIBIT 10.20

            Confidentiality/Proprietary Information Agreement


     Agreement dated this _____ day of ___________, by and between Bion Environmental Technologies, Inc., a Colorado corporation having a place of business at PO Box 323, Old Bethpage, New York 11804, and its subsidiaries (collectively "BION") and __________________, a corporation or entity having a place of business at ______________________________ (and it's employees and affiliates) (collectively "Recipient").

     WHEREAS, BION is a technology based company which has developed and possesses pending and granted patent assets and certain confidential proprietary information, data and experience relating to systems for the treatment, monitoring, processing and management of environmental parameters and variables, including waste streams (including without limitation of animal waste streams for the production of organic soils, humus, fertilizers, remediated organics and mixtures with other materials) and relationships with third parties which are considered by BION to be secret and confidential and to constitute valuable commercial assets.

     WHEREAS, BION is willing, subject to the terms and conditions hereof, and in reliance thereon, to disclose so much of such information, data and experience to Recipient as may be necessary for the purpose of enabling Recipient to evaluate said information, data and experience, for use in projects that Recipient may be evaluating for the application of said information, data and experience by BION and for no other use or purpose.

     NOW, THEREFORE, the parties agree as follows:

     1. The term "Confidential Information" as used herein means all information, data and experience of the type referred to above (and all portions and aspects thereof), whether of a technical, engineering, operational or economic nature, supplied to or obtained by Recipient in writing, in the form of drawings, orally or by observation, and all information, documents and materials derived there from or utilizing the same, whether supplied by or obtained from BION or prepared by Recipient, except only information which is now or hereafter becomes generally and conveniently available as part of the public domain through publication in the applicable trade through no act or omission of Recipient, or information which Recipient proves with tangible documentary evidence was in Recipient's possession at the time of receipt from BION, or which hereafter comes into Recipient's possession, and was not or is not acquired by Recipient directly or indirectly from BION, sources under obligation of secrecy to BION or sources which require Recipient to hold it in confidence, provided that Recipient gives advance written notice to BION justifying any exception or exclusion from Confidential Information prior to Recipient making any disclosure or unauthorized use thereof. Disclosures made under this agreement, which are specific, shall not be deemed to be within the foregoing exceptions merely because they are embraced by more general information in the public domain or in the prior possession of Recipient. In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the possession of Recipient, but only if the combination itself, including both its principle of operation and an appreciation of its relevance and usefulness in the applicable trade, are in the public domain or in the possession of Recipient without a further collecting, searching and/or combining effort for which those in the trade would be expected to pay.

     2. In consideration of and as an inducement to BION's willingness to disclose Confidential Information to Recipient, Recipient agrees:

          (a) Not to make any use whatsoever of Confidential Information except for the purposes specified herein and/or in other agreements with BION, and accordingly, without limiting the generality of the foregoing, not to use such information in connection with any other work performed by Recipient either for itself, for any client, or for any other person, firm or corporation.

          (b) Not to reveal or disclose directly or indirectly any Confidential Information to third parties, and not to assist anyone else in so doing, and accordingly, without limiting the generality of the foregoing, not to supply any such information to any prospective customer of Recipient. For the purpose of this agreement, "third parties" shall be deemed to include any and all subsidiaries and affiliates of Recipient not directly performing services for BION.

          (c) To keep all such Confidential Information strictly secret and confidential and to that end, without limiting the generality of the foregoing, to cause all written materials relating to or containing such information, including all sketches, drawings, reports and notes, and all copies, reproductions, reprints and translations, to be plainly marked to indicate the secret and confidential nature thereof and to prevent unauthorized use or reproduction.

          (d) To take reasonable precautions in order that the secrecy of such information is preserved among Recipient's employees having access to any significant portion of such information, to permit access to such information only to those employees who need to know such information for the purposes specified above, and then only to the extent necessary for such employees to carry out their respective tasks, and to assume the responsibility that such employees will preserve the secrecy of such information with respect to third parties, and will observe the use limitations thereon. BION shall be deemed a third-party beneficiary of such employees' obligations to Recipient in this regard.

          (e) To promptly and fully disclose to BION, and preserve as the sole property of and for the sole benefit of BION, any and all data, observations, discoveries, inventions, processes, improvements or devices derived in any part from Confidential Information ("Products"). Recipient agrees that it will not compete with BION in any markets (presently existing or developed in the future) based on the Confidential Information and/or the Products. Recipient further agrees that, at the request of BION, it will promptly prepare reports on activities undertaken by Recipient in accord with this agreement. Further, to the extent that any Product(s) may be capable of protection by patent, copyright or otherwise, all rights of any kind or nature in and to such Product(s) throughout the world, as between Recipient and BION, shall be the sole and exclusive property of BION. Recipient hereby transfers, conveys and assigns such rights to BION, and agrees never to claim

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any adverse rights therein, and Recipient agrees to cooperate with BION in connection therewith, including taking all actions and executing all documents (including without limitation assignments and/or patent applications) requested by BION to confirm, perfect, secure and/or support BION's ownership thereof and BION's efforts to obtain rights therein.

          (f) Upon request by BION, Recipient will promptly return all written materials of the type described in (c) and (e) to BION, within five
(5) days of such request, and Recipient shall thereafter make no further use thereof or of any Confidential Information.

          (g) This agreement will be governed and construed in accordance with the laws of the State of New York. Recipient hereby submits to personal jurisdiction and consents to venue in the federal and state courts of New York for any action involving this Agreement.

          (h) Without the prior written consent of BION, Recipient will not disclose to any person either (i) the fact that discussions or negotiations are taking place concerning a possible transaction, or (ii) any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof.

          (i) For a period on one (1) year from the date hereof Recipient shall not, without BION's prior written consent, employ any employee of BION, or solicit any of the employees of BION whom Recipient meets or learns about in connection with its evaluation of BION. The foregoing restrictions shall not apply to employees whose employment was terminated by BION.

     3. Recipient's receipt of Confidential Information from BION is at the request of Recipient, and is subject to all the obligations and restrictions hereinabove set forth. Recipient shall be solely responsible for any and all liability arising from use of all Confidential Information and other information provided to Recipient by BION and shall hold BION harmless and indemnify BION for any claims, liability or obligations asserted against BION as the result of Recipient's use of any such information. BION makes no representations or warranties respecting the information provided to Recipient.

     4. Recipient agrees that money damages would not be readily calculable and would not be a sufficient remedy for any breach or threatened breach of this Agreement by Recipient, that BION will suffer irreparable harm from any such breach and that, in addition to all other remedies which may be available, BION shall be entitled to specific performance and preliminary injunctive or other equitable relief as a remedy for any such breach or threatened breach, and Recipient further agrees to waive any requirement for the securing or posting of any bond in connection with any such remedy.

     5. Recipient shall promptly notify BION in writing of any facts that may come to Recipient's attention indicating or suggesting that any unauthorized person may have obtained access to, may be attempting to acquire or may be using the Confidential Information.



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     6.   Recipient acknowledges that this Agreement does not grant to
Recipient any license or other rights to utilize the Confidential Information and does not grant any license under any patents or other rights which BION may now have or may hereafter obtain therein, other than as expressly set forth herein, and there is no implied obligation of BION to grant Recipient any such right or license.

     7. Recipient agrees that BION shall not be obligated to pay any fees on Recipient's behalf to any broker, finder or other party claiming to represent Recipient in any transaction. Without limiting the generality of the nondisclosure agreements set forth above, Recipient further acknowledges that Recipient is strictly prohibited from acting as a broker or agent using any of the Confidential Information provided by BION.

     8. Recipient acknowledges that the US securities laws prohibit any person whom has material nonpublic information concerning an issuer of publicly held securities from purchasing or selling such securities.

 BION ENVIRONMENTAL                      RECIPIENT:
 TECHNOLOGIES, INC.                      NAME OF ENTITY

By: ________________________________     By: ______________________________
    James W. Morris, Ph.D., P.E.             (type name)

Title:  Chief Technology Officer         Title: ___________________________

Date:   May 24, 2005                     Date: ________________________



























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